EXHIBIT 11

                              IVI PUBLISHING, INC.
            EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE LOSS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                   Year Ended December 31
                                              1997        1996        1995
                                            --------    --------    --------
PRIMARY AND FULLY DILUTED
Average common shares outstanding              8,056       7,580       7,484
                                            --------    --------    --------

         Total                                 8,056       7,580       7,484
                                            ========    ========    ========

Net loss applicable to common
   shareholders                             $(13,965)   $(10,336)   $(14,254)
                                            ========    ========    ========

Net loss per common share                   $  (1.73)   $  (1.36)   $  (1.90)
                                            ========    ========    ========